UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

Current Report
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2016

Argo Group International Holdings, Ltd.
(Exact name of registrant as specified in its charter)

Bermuda	1-15259	98-0214719

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

110 Pitts Bay Road Pembroke HM 08 Bermuda	P.O. Box HM 1282 Hamilton HM FX Bermuda

(Address, Including Zip Code, of Principal Executive Offices)	(Mailing Address)

Registrant’s telephone number, including area code:  (441) 296-5858

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.	RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On May 2, 2016, Argo Group International Holdings, Ltd. issued a press release announcing its financial results for the fiscal quarter ended March 31, 2016. A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits:

99.1	Press Release issued by Argo Group International Holdings, Ltd. dated May 2, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.

Dated: May 2, 2016	By:	/s/ Jay S. Bullock
Name: Jay S. Bullock
Title: Executive Vice President and Chief Financial Officer

2

Exhibit 99.1

Contact:
Susan Spivak Bernstein
Senior Vice President, Investor Relations
212.607.8835

Argo Group Reports First Quarter Operating Income of $29.9 Million
or $1.06 Per Diluted Share

HAMILTON, Bermuda (May 2, 2016) – Argo Group International Holdings, Ltd. (NASDAQ: AGII) today announced financial results for the three months ended March 31, 2016.

2016 First Quarter Recap
Gross Written Premium $519.8 M ↑ 9.0% from 1Q 2015	Combined Ratio 94.0% vs. 93.6% in 1Q 2015	Pre-tax Underwriting Income $20.7 M ↓ 2.8% from 1Q 2015	After-tax Operating Income $29.9 M ↓ 10.5% from 1Q 2015	Book Value Per Share $61.71 ↑ 3.3% from 4Q 2015

"Argo's first quarter 2016 results represent a solid start to 2016 following a record year of underwriting profits in 2015," said CEO Mark E. Watson III.  "We remain focused on improving margings in our niche markets through disciplined underwriting, product innovation, and streamlining our business processes."

HIGHLIGHTS FOR THE FIRST QUARTER ENDED MARCH 31, 2016

●	Gross written premiums were up 9.0% to $519.8 million from $476.7 million in the first quarter of 2015
●	After-tax operating income was $29.9 million or $1.06 per diluted share, compared to $33.4 million or $1.16 per diluted share for the first quarter of 2015.
●	Net income was $27.7 million or $0.98 per diluted share, compared to $58.8 million or $2.05 per diluted share for the first quarter of 2015.
●	Pre-tax underwriting income of $20.7 million in the first quarter of 2016 compared to $21.3 million in the first quarter of 2015.
●
Combined ratio was 94.0% compared to 93.6% for the first quarter of 2015. The loss and expense ratios for the quarter were 55.5% and 38.5%, respectively, compared to 54.9% and 38.7% for the first quarter of 2015.

●	Net favorable prior-year reserve development was $3.2 million (benefiting the combined ratio by 0.9 points), compared with $3.7 million (benefiting the combined ratio by 1.1 points) for the first quarter of 2015.
●	Estimated pre-tax catastrophe losses were $3.3 million or 0.9 points on the combined ratio, compared to $3.0 million or 0.9 points on the combined ratio for the first quarter of 2015.
●	Loss ratio excluding catastrophes and reserve development for the first quarter of 2016 was 55.5%, compared to 55.1% for the first quarter of 2015.
●	During the quarter, the Company repurchased $19.0 million or 343,652 shares of its common stock at an average share price of $55.32, which represents 1.2% of net shares outstanding at Dec. 31, 2015.
●	Book value per share increased to $61.71, up 3.3% from $59.74 at Dec. 31, 2015.
●	Cash and investments at March 31, 2016 totaled $4.3 billion with a net pre-tax unrealized gain of approximately $92.6 million

Notes
●	During the quarter the following changes were made to the reporting structure effective January 1, 2016: (1) reclassification of Argo Pro results and identifiable assets from Excess and Surplus lines to the Commercial Specialty segment which more appropriately matches segment distribution strategy; and (2) alternative investment income was moved from realized gains and losses to net investment income.
●
All references to catastrophe losses are pre-tax and net of reinsurance and estimated reinstatement premiums. Point impacts on the combined ratio are calculated as the difference between the reported combined ratio and the combined ratio excluding incurred catastrophe losses and associated reinstatement premiums.

●	After-tax operating income is defined as net income before taxes excluding net realized investment gains/losses and foreign currency exchange gains/losses at an assumed 20% effective tax rate.

FINANCIAL HIGHLIGHTS BY SEGMENT

Excess and Surplus Lines
•	Gross written premiums were up 5.4% primarily driven by casualty lines.
•	The current year loss ratio excluding cats benefited from lower non-cat property losses in the quarter.

The Excess and Surplus Lines segment reported gross written premiums of $146.2 million, up $7.5 million or 5.4%, compared to $138.7 million in the first quarter of 2015.  Net written premiums were up 1.5% to $114.5 million, and earned premiums were up 7.1% to $119.8 million, when compared to the first quarter of 2015.  Underwriting income was $13.9 million for the quarter, compared to $14.9 million for the first quarter of 2015.  The first quarter 2016 combined ratio of 88.5% compares to 86.7% for the prior-year quarter.  Net favorable prior-year reserve development was $2.9 million for the first quarter of 2016, benefiting the combined ratio by 2.4 points, compared to net favorable prior-year reserve development of $5.7 million or 5.1 points for the first quarter of 2015.  Catastrophe losses for the quarter were $2.2 million or 1.9 points on the combined ratio, compared to $0.5 million or 0.4 points on the combined ratio for the first quarter of 2015.  The first quarter 2016 loss ratio, excluding catastrophe losses and reserve development, was 57.9% compared to 59.7% for the first quarter of 2015.

Commercial Specialty
•	Gross written premiums were up 8.0% driven by program, surety, and public entity businesses.
•	The combined ratio improved to 88.0% from 95.6% in the first quarter of 2015.

The Commercial Specialty segment reported gross written premiums of $141.4 million, up $10.5 million or 8.0%, compared to $130.9 million in the first quarter of 2015.  Net written premiums were down 2.9% to $74.9 million, and earned premiums were up 3.6% to $86.8 million, when compared to the first quarter of 2015.  Underwriting income was $10.3 million for the quarter, compared to $3.7 million for the first quarter of 2015.  The first quarter 2016 combined ratio of 88.0% compares to 95.6% for the prior-year quarter.  For the first quarter of 2016, on a net basis there was no movement in prior-year reserves compared to net unfavorable prior-year reserve development of $4.7 million or 5.6 points on the combined ratio for the first quarter of 2015.  Catastrophe losses for the quarter were $0.1 million or 0.1 points on the combined ratio, compared to $0.5 million or 0.6 points for the first quarter of 2015.  The first quarter 2016 loss ratio, excluding catastrophe losses and reserve development, was 53.8% compared to 56.7% for the first quarter of 2015.

Syndicate 1200
•	Gross premiums written were up 14.2% driven by new business and higher renewals in both our property and liability businesses.
•	The loss ratio includes the impact of a large onshore energy loss.

Syndicate 1200 reported gross written premiums of $162.0 million, up $20.1 million or 14.2% from $141.9 million for first quarter of 2015.  Net written premiums were $80.1 million versus $80.5 million in the first quarter of 2015.  Earned premiums were $100.5 million versus $103.0 million for the first quarter of 2015.  Underwriting income was $4.1 million for the quarter, compared to $9.3 million for the first quarter of 2015, reflecting a combined ratio of 95.8%, compared with 91.0% in the prior-year quarter.  For the first quarter of 2016, net favorable prior-year reserve development was $0.8 million or 0.8 points on the combined ratio, compared to net favorable prior-year reserve development of $0.3 million or 0.3 points for the first quarter of 2015.  There were no catastrophe losses in the first quarter of 2016, compared to $1.0 million or 1.0 points on the combined ratio for the first quarter of 2015.  The first quarter 2016 loss ratio, excluding catastrophe losses and reserve development, was 55.8%, compared to 50.7% in the first quarter of 2015.

2016 First Quarter Earnings Report

International Specialty
•
Gross written premiums rose 7.2% driven by new business opportunities and strong renewal retention in our insurance lines at Argo Re.  Premium growth in Brazil was down modestly reflecting the slowdown in the current economic environment.

•	The combined ratio improved to 79.7% from 81.2% in the same period of 2015.

The International Specialty segment includes our property reinsurance business as well as our insurance business in Bermuda and Brazil.  In the first quarter of 2016, gross written premiums were $70.2 million, up $4.7 million or 7.2% from $65.5 million for the first quarter of 2015. Net written premiums were $33.9 million versus $25.9 million in the first quarter of 2015. Earned premiums were $37.8 million versus $36.2 million for the first quarter of 2015.  Underwriting income was $7.7 million for the quarter, compared to $6.8 million for the first quarter of 2015, reflecting a first quarter 2016 combined ratio of 79.7%, compared with 81.2% in the prior-year quarter.  Net favorable prior-year reserve development was $0.9 million or 2.4 points on the combined ratio for the first quarter of 2016, compared to net favorable reserve development of $2.5 million or 6.9 points for the first quarter of 2015.  Catastrophe losses for the quarter were $1.0 million or 2.6 points on the combined ratio, compared to $1.0 million or 2.9 points for the first quarter of 2015. The first quarter 2016 loss ratio, excluding catastrophe losses and reserve development, was 51.1%, compared to 49.4% in the first quarter of 2015.

CONFERENCE CALL

Argo Group management will conduct an investor conference call tomorrow, May 3, 2016, starting at 9 a.m. EDT (10 a.m. ADT).  A live webcast of the conference call can be accessed by visiting http://services.choruscall.com/links/agii160503.  Participants inside the U.S. can access the call by phone by dialing (877) 291-5203.  Callers dialing from outside the U.S. can access the call by dialing (412) 902-6610.  Please ask the operator to be connected to the Argo Group earnings call.

A webcast replay will be available shortly after the conference call and can be accessed at http://services.choruscall.com/links/agii160503.  In addition, a telephone replay of the call will be available through May 10, 2016, to callers from inside the U.S. by dialing (877) 344-7529 (conference # 10085112). Callers dialing from outside the U.S. can access the telephone replay by dialing (412) 317-0088 (conference # 10085112).

ABOUT ARGO GROUP INTERNATIONAL HOLDINGS, LTD.

Argo Group International Holdings, Ltd. (NASDAQ: AGII) is an international underwriter of specialty insurance and reinsurance products in the property and casualty market.  Argo Group offers a full line of products and services designed to meet the unique coverage and claims handling needs of businesses in four primary segments: Excess & Surplus Lines, Commercial Specialty, Syndicate 1200 and International Specialty.  Argo Group's insurance subsidiaries are A. M. Best-rated 'A' (Excellent) (highest rating out of 16 rating classifications) with a stable outlook, and Argo's U.S. insurance subsidiaries are Standard and Poor's-rated 'A-' (Strong) with a stable outlook. More information on Argo Group and its subsidiaries is available at www.argolimited.com.

FORWARD-LOOKING STATEMENTS

This press release contains certain statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are qualified by the inherent risks and uncertainties surrounding future expectations generally and also may differ materially from actual future experience involving any one or more of such statements. For a more detailed discussion of such risks and uncertainties, see Argo Group's filings with the SEC. The inclusion of a forward-looking statement herein should not be regarded as a representation by Argo Group that Argo Group's objectives will be achieved. Argo Group undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise.

2016 First Quarter Earnings Report

NON-GAAP FINANCIAL MEASURES

In presenting the Company's results, management has included and discussed in this press release certain non-generally accepted accounting principles ("non-GAAP") financial measures within the meaning of Regulation G as promulgated by the U.S. Securities and Exchange Commission. Management believes that these non-GAAP measures, which may be defined differently by other companies, better explain the Company's results of operations in a manner that allows for a more complete understanding of the underlying trends in the Company's business. However, these measures should not be viewed as a substitute for those determined in accordance with generally accepted accounting principles ("U.S. GAAP").

“Underwriting income” is an internal performance measure used in the management of the Company’s operations and represents net amount earned from underwriting activities (net premiums earned less underwriting expenses and claims incurred).  Although this measure of profit (loss) does not replace net income (loss) computed in accordance with U.S. GAAP as a measure of profitability, management uses this measure of profit (loss) to focus our reporting segments on generating underwriting income.

"Operating income" is an internal performance measure used in the management of the Company's operations and represents after-tax operational results excluding, as applicable, net realized investment gains or losses, net foreign exchange gain or loss, and other non-recurring items. The Company excludes net realized investment gains or losses, net foreign exchange gain or loss, and other non-recurring items from the calculation of operating income because these amounts are influenced by and fluctuate in part according to the availability of market opportunities and other factors. In addition to presenting net income determined in accordance with U.S. GAAP, the Company believes that showing operating income enables investors, analysts, rating agencies and other users of the Company's financial information to more easily analyze our results of operations and underlying business performance. Operating income should not be viewed as a substitute for U.S. GAAP net income.

"Annualized return on average shareholders’ equity" ("ROAE") is calculated using average shareholders' equity. In calculating ROAE, the net income available to shareholders for the period is multiplied by the number of periods in a calendar year to arrive at annualized net income available to shareholders. The Company presents ROAE as a measure that is commonly recognized as a standard of performance by investors, analysts, rating agencies and other users of its financial information.

"Annualized operating return on average shareholders' equity" is calculated using operating income (as defined above and annualized in the manner described for net income (loss) available to shareholders under ROAE above) and average shareholders' equity.  The assumed tax rate is 20%.

Reconciliations of these financial measures to their most directly comparable U.S. GAAP measures are included in the attached tables.

(financial tables follow)

2016 First Quarter Earnings Report

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
CONSOLIDATED BALANCE SHEETS
(in millions, except per share amounts)

	March 31,	December 31,
	2016	2015
	(unaudited)
Assets
Total investments	$4,127.1	$4,115.7
Cash	122.9	121.7
Accrued investment income	21.3	21.6
Receivables	1,599.5	1,525.6
Goodwill and intangible assets	224.1	225.5
Deferred acquisition costs, net	136.4	132.4
Ceded unearned premiums	308.0	250.8
Other assets	280.4	232.3
Total assets	$6,819.7	$6,625.6

Liabilities and Shareholders' Equity
Reserves for losses and loss adjustment expenses	$3,141.5	$3,123.6
Unearned premiums	907.8	886.7
Ceded reinsurance payable, net	410.1	312.4
Senior unsecured fixed rate notes	139.4	139.3
Other indebtedness	56.4	55.2
Junior subordinated debentures	172.7	172.7
Other liabilities	286.4	267.6
Total liabilities	5,114.3	4,957.5

Total shareholders' equity	1,705.4	1,668.1
Total liabilities and shareholders' equity	$6,819.7	$6,625.6

Book value per common share	$61.71	$59.74

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2016 First Quarter Earnings Report

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
FINANCIAL HIGHLIGHTS
ALL SEGMENTS
(in millions, except per share amounts)

	Three Months Ended
	March 31,
	2016	2015
	(unaudited)

Gross written premiums	$519.8	$476.7
Net written premiums	303.4	296.0

Earned premiums	344.9	334.6
Net investment income	21.2	25.7
Net realized investment and other (losses) gains	(2.8)	11.1
Fee and other income	6.8	4.6
Total revenue	370.1	376.0

Losses and loss adjustment expenses	191.6	183.7
Underwriting, acquisition and insurance expenses	132.6	129.6
Interest expense	4.8	4.9
Fee and other expense, net	6.5	5.0
Foreign currency exchange loss (gain)	1.5	(9.6)
Total expenses	337.0	313.6

Income before taxes	33.1	62.4
Income tax provision	5.4	3.6
Net income	$27.7	$58.8

Net income per common share (basic)	$1.00	$2.09

Net income per common share (diluted)	$0.98	$2.05

Weighted average common shares:
Basic	27.7	28.1
Diluted	28.3	28.7

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2016 First Quarter Earnings Report

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
SEGMENT DATA
(in millions)
	Three Months Ended
	March 31,
	2016	2015
	(unaudited)
Excess & Surplus Lines
Gross written premiums	$146.2	$138.7
Net written premiums	114.5	112.8
Earned premiums	119.8	111.9
		111.9
Underwriting income	$13.9	$14.9
Net investment income	8.7	8.0
Interest expense	(1.4)	(1.5)
Operating income before taxes	$21.2	$21.4
Loss ratio	57.4%	55.0%
Expense ratio	31.1	31.7
GAAP combined ratio	88.5%	86.7%
Commercial Specialty
Gross written premiums	$141.4	$130.9
Net written premiums	74.9	77.1
Earned premiums	86.8	83.8

Underwriting income	$10.3	$3.7
Net investment income	5.1	5.0
Interest expense	(0.8)	(0.8)
Fee expense, net	(0.9)	(0.8)
Operating income before taxes	$13.7	$7.1
Loss ratio	53.9%	62.9%
Expense ratio	34.1	32.7
GAAP combined ratio	88.0%	95.6%
Syndicate 1200
Gross written premiums	$162.0	$141.9
Net written premiums	80.1	80.5
Earned premiums	100.5	103.0

Underwriting income	$4.1	$9.3
Net investment income	2.8	2.2
Interest expense	(0.6)	(0.7)
Fee income, net	1.1	0.4
Operating income before taxes	$7.4	$11.2
Loss ratio	55.0%	51.4%
Expense ratio	40.8	39.6
GAAP combined ratio	95.8%	91.0%
International Specialty
Gross written premiums	$70.2	$65.5
Net written premiums	33.9	25.9
Earned premiums	37.8	36.2

Underwriting income	$7.7	$6.8
Net investment income	3.3	2.9
Interest expense	(0.7)	(0.8)
Operating income before taxes	$10.3	$8.9
Loss ratio	51.3%	45.3%
Expense ratio	28.4	35.9
GAAP combined ratio	79.7%	81.2%

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2016 First Quarter Earnings Report

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
(in millions)
(unaudited)

	For the Three Months
	Ended March 31,
Net Prior Year Development	2016	2015
(Favorable)/Unfavorable
E&S	$(2.9)	$(5.7)
Commercial Specialty	-	4.7
Syndicate 1200	(0.8)	(0.3)
International Specialty	(0.9)	(2.5)
Run-off	1.4	0.1
Total	$(3.2)	$(3.7)

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2016 First Quarter Earnings Report

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
RECONCILIATION OF OPERATING INCOME (LOSS) TO NET INCOME (LOSS)
(in millions, except per share amounts)

	Three Months Ended
	March 31,
	2016	2015
	(unaudited)

Income Before Taxes:
From operations	$37.4	$41.7
Foreign currency exchange (loss) gain	(1.5)	9.6
Net realized investment (losses) gains	(2.8)	11.1
Income before taxes	33.1	62.4
Income tax provision	5.4	3.6
Net income	$27.7	$58.8

Net income per common share (diluted)	$0.98	$2.05

Operating income per common share (diluted)
At assumed tax rate:
Income (a)	$0.94	$1.74
Foreign currency exchange loss (gains) (a)	0.04	(0.27)
Net realized investment losses (gains) (a)	0.08	(0.31)

Operating income per common share (diluted)	$1.06	$1.16

(a) Per diluted share at assumed tax rate of 20%.

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2016 First Quarter Earnings Report

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
RECONCILIATION OF UNDERWRITING INCOME TO NET INCOME
(in millions)

	Three Months Ended
	March 31,
	2016	2015
	(unaudited)

Earned Premiums	$344.9	$334.6
Losses and Loss Adjustment Expenses	191.6	183.7
Underwriting, Acquisition and Insurance Expenses	132.6	129.6
Underwriting Income	20.7	21.3
Net investment income	21.2	25.7
Net realized investment and other (losses) gains	(2.8)	11.1
Fee and other income	6.8	4.6
Interest expense	(4.8)	(4.9)
Fee and other expense	(6.5)	(5.0)
Foreign currency exchange (loss) gain	(1.5)	9.6
Income Before Taxes	33.1	62.4
Income Tax Provision	5.4	3.6
Net Income	$27.7	$58.8

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2016 First Quarter Earnings Report

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
SHAREHOLDER RETURN ANALYSIS
(in millions)

	Three Months Ended March 31
	2016	2015	% Change

Net income	$27.7	$58.8	(52.9%)
Operating income (a)	29.9	33.4	(10.5%)

Shareholders' Equity - Beginning of the period	$1,668.1	$1,646.7	1.3%
Shareholders' Equity - End of current period	1,705.4	1,662.8	2.6%
Average Shareholders' Equity	$1,686.8	$1,654.8	1.9%

Annualized return on average shareholders' equity	6.6%	14.2%
Annualized operating return on average shareholders' equity	7.1%	8.1%

(a) at assumed 20% tax rate

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2016 First Quarter Earnings Report

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
COMPONENTS OF INVESTMENT INCOME
ALL SEGMENTS
(in millions)

			Three Months Ended
	March 31	June 30	September 30	December 31	March 31
	2015	2015	2015	2015	2016

Net Investment Income	$20.8	$21.8	$21.3	$21.7	$22.7
Alternative Investments	4.9	2.6	(2.9)	(1.6)	(1.6)
Total	$25.7	$24.4	$18.4	$20.1	$21.2

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2016 First Quarter Earnings Report